Exhibit 10.1

EXECUTION VERSION

ThIRD AMENDMENT TO Loan and Servicing Agreement (this “Amendment”), dated as of October 11, 2019 (the “Amendment Date”), among Golub Capital BDC Funding II LLC, as borrower (the “Borrower”), Golub Capital BDC, Inc., as servicer (in such capacity, the “Servicer”) and as the originator (in such capacity, the “Originator”), Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), and Morgan Stanley Bank, N.A., as lender (the “Lender”).

WHEREAS, the Borrower, the Servicer, the Originator, the Administrative Agent and the Lender, are party to that certain Loan and Servicing Agreement, dated as of February 1, 2019 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, the Originator, the Administrative Agent, each of the Lenders from time to time party thereto, each of the Securitization Subsidiaries from time to time party thereto and Wells Fargo Bank, National Association, as the collateral agent, the account bank and the collateral custodian, providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower; and

WHEREAS, the Borrower, the Lender, the Administrative Agent and the Servicer desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.            As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.            The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE IV

Conditions Precedent

SECTION 4.1.            This Amendment shall become effective upon satisfaction of each of the following conditions:

(a)               its execution and delivery by each party hereto;

(b)              the Administrative Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c)              the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)              the payment by the Borrower in immediately available funds (which may be from the proceeds of an Advance made on the Amendment Date) of an Upfront Fee (as defined in the Lender Fee Letter) and any other fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE V

Miscellaneous

SECTION 5.1.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.2.            Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.            Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4.            Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.            Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

GOLUB CAPITAL BDC FUNDING II LLC

By:	/s/ Ross A. Tenue
Name: Ross A. Tenue
Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Servicing Agreement]

SERVICER:

GOLUB CAPITAL BDC, INC.

By:	/s/ Ross A. Tenue
Name: Ross A. Tenue
Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Servicing Agreement]

ORIGINATOR:

GOLUB CAPITAL BDC, INC.

By:	/s/ Ross A. Tenue
Name: Ross A. Tenue
Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Lilia Dobreva
Name: Lilia Dobreva
Title: Authorized Signatory

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Matthieu Milgrom
Name: Matthieu Milgorm
Title: Authorized Signatory

[Signature Page to Third Amendment to Loan and Servicing Agreement]

Appendix A

[Attached]

(Conformed through Amendment No. ~~2~~3)

Up to U.S. $~~300,000,000~~500,000,000

LOAN AND SERVICING AGREEMENT

Dated as of February 1, 2019

among

GOLUB CAPITAL BDC FUNDING II LLC,
as the Borrower

GOLUB CAPITAL BDC, INC.,
as the Originator and as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

EACH OF THE SECURITIZATION SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Agent, Account Bank and Collateral Custodian

		Page

	ARTICLE I

	DEFINITIONS
Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	53
Section 1.03	Computation of Time Periods	~~53~~54
Section 1.04	Interpretation	~~53~~54
Section 1.05	Currency Conversion	55
Section 1.06	Computation of Covenants	55
	ARTICLE II

	THE FACILITY
Section 2.01	Advances	56
Section 2.02	Procedure for Advances	56
Section 2.03	Determination of Yield	58
Section 2.04	Remittance Procedures	58
Section 2.05	Instructions to the Collateral Agent and the Account Bank	~~62~~63
Section 2.06	Borrowing Base Deficiency Payments	63
Section 2.07	Sale of Loan Assets; Affiliate Transactions	64
Section 2.08	Payments and Computations, Etc.	68
Section 2.09	Unused Fee	~~68~~69
Section 2.10	Increased Costs; Capital Adequacy	69
Section 2.11	Taxes	70
Section 2.12	Grant of a Security Interest; Collateral Assignment of Agreements	74
Section 2.13	Evidence of Debt	76
Section 2.14	Release of Loan Assets	76
Section 2.15	Treatment of Amounts Received by any Loan Party	78
Section 2.16	Prepayment; Termination; Reduction	78
Section 2.17	Collections and Allocations	79
Section 2.18	Reinvestment of Principal Collections	81
Section 2.19	Defaulting Lenders	82
Section 2.20	Investment of Amounts on Deposit in Contribution Account	83
Section 2.21	Incremental Facilities	~~83~~84
	ARTICLE III

	CONDITIONS PRECEDENT
Section 3.01	Conditions Precedent to Effectiveness	85
Section 3.02	Conditions Precedent to All Advances	86
Section 3.03	Advances Do Not Constitute a Waiver	88
Section 3.04	Conditions to Acquisition of Loan Assets	88

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(continued)

		Page

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Loan Parties	90
Section 4.02	Representations and Warranties of each Loan Party Relating to the Agreement and the Collateral	99
Section 4.03	Representations and Warranties of the Servicer	~~99~~100
Section 4.04	Representations and Warranties of the Collateral Agent	104
Section 4.05	Representations and Warranties of the Collateral Custodian	~~104~~105

	ARTICLE V

	GENERAL COVENANTS
Section 5.01	Affirmative Covenants of the Loan Parties	~~105~~106
Section 5.02	Negative Covenants of the Loan Parties	112
Section 5.03	Affirmative Covenants of the Servicer	~~115~~116
Section 5.04	Negative Covenants of the Servicer	~~119~~120
Section 5.05	Affirmative Covenants of the Collateral Agent	121
Section 5.06	Negative Covenants of the Collateral Agent	121
Section 5.07	Affirmative Covenants of the Collateral Custodian	121
Section 5.08	Negative Covenants of the Collateral Custodian	~~121~~122
	ARTICLE VI

	ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01	Appointment and Designation of the Servicer	122
Section 6.02	Duties of the Servicer	124
Section 6.03	Authorization of the Servicer	~~125~~126
Section 6.04	Collection of Payments; Accounts	~~126~~127
Section 6.05	[Reserved]	128
Section 6.06	Servicer Compensation	~~128~~129
Section 6.07	Payment of Certain Expenses by Servicer	~~128~~129
Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	~~128~~129
Section 6.09	Annual Statement as to Compliance	~~130~~131
Section 6.10	Annual Independent Public Accountant's Servicing Reports	131
Section 6.11	Procedural Review of Loan Assets; Access to Servicer and Servicer's Records	131
Section 6.12	The Servicer Not to Resign	132

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(continued)

		Page

	ARTICLE VII

	EVENTS OF DEFAULT
Section 7.01	Events of Default	~~132~~133
Section 7.02	Additional Remedies of the Administrative Agent	136
Section 7.03	Option to Purchase Collateral	138
	ARTICLE VIII

	INDEMNIFICATION
Section 8.01	Indemnities by the Borrower	139
Section 8.02	Indemnities by Servicer	140
Section 8.03	Waiver of Certain Claims	141
Section 8.04	Legal Proceedings	~~141~~142
Section 8.05	After-Tax Basis	142
	ARTICLE IX

	THE ADMINISTRATIVE AGENT
Section 9.01	The Administrative Agent	142
	ARTICLE X

	COLLATERAL AGENT
Section 10.01	Designation of Collateral Agent	146
Section 10.02	Duties of Collateral Agent	~~146~~147
Section 10.03	Merger or Consolidation	~~149~~150
Section 10.04	Collateral Agent Compensation	~~149~~150
Section 10.05	Collateral Agent Removal	~~149~~150
Section 10.06	Limitation on Liability	150
Section 10.07	Collateral Agent Resignation	152
	ARTICLE XI

	COLLATERAL CUSTODIAN
Section 11.01	Designation of Collateral Custodian	~~152~~153
Section 11.02	Duties of Collateral Custodian	~~152~~153
Section 11.03	Merger or Consolidation	~~155~~156
Section 11.04	Collateral Custodian Compensation	156
Section 11.05	Collateral Custodian Removal	156
Section 11.06	Limitation on Liability	~~156~~157
Section 11.07	Collateral Custodian Resignation	158
Section 11.08	Release of Documents	~~158~~159

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(continued)

		Page

Section 11.09	Return of Required Loan Documents	159
Section 11.10	Access to Certain Documentation and Information Regarding the Collateral	~~159~~160
Section 11.11	Bailment	~~159~~160
	ARTICLE XII

	MISCELLANEOUS
Section 12.01	Amendments and Waivers	160
Section 12.02	Notices, Etc.	161
Section 12.03	No Waiver; Remedies	163
Section 12.04	Binding Effect; Assignability; Multiple Lenders	163
Section 12.05	Term of This Agreement	~~164~~165
Section 12.06	GOVERNING LAW; JURY WAIVER	~~164~~165
Section 12.07	Costs, Expenses and Taxes	166
Section 12.08	Further Assurances	~~166~~167
Section 12.09	Recourse Against Certain Parties	~~166~~167
Section 12.10	Execution in Counterparts; Severability; Integration	167
Section 12.11	Characterization of Conveyances Pursuant to each Purchase and Sale Agreement	~~167~~168
Section 12.12	Confidentiality	~~168~~169
Section 12.13	Waiver of Set Off	~~170~~171
Section 12.14	Headings and Exhibits	~~170~~171
Section 12.15	Ratable Payments	~~170~~171
Section 12.16	Failure of any Loan Party or Servicer to Perform Certain Obligations	~~170~~171
Section 12.17	Power of Attorney	171
Section 12.18	Delivery of Termination Statements, Releases, etc.	171
Section 12.19	Non-Petition	~~171~~172

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“Existing Golub BDC CLO” means (i) each of the CLOs approved by the Administrative Agent and identified on Schedule VII (as such Schedule VII may be updated from time to time by the Borrower), (ii) any existing and future special purpose vehicle borrower under a credit facility or total return swap undertaken by Golub Capital BDC, Inc. or an Affiliate thereof or (iii) any future special purpose vehicle (which, for the avoidance of doubt, shall include any future CLO) that is a wholly or partly owned subsidiary of Golub Capital BDC, Inc. or an Affiliate thereof.

"Excluded Amounts" means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.

"Excluded Taxes" means (a) Taxes imposed on or measured by the Recipient's net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.11(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above).

"Facility Amount" means the aggregate Commitments as then in effect, which (a) during the period commencing on the ~~Second~~Third Amendment Effective Date and ending on the earlier to occur of (i) the closing date of the CLO Transaction and (ii) March 31, 2020 shall be $~~300,000,000~~500,000,000 and (b) thereafter, shall be $200,000,000, as such amount may be manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset.

"Maximum Portfolio Advance Rate" means, as of any date of determination, (i) during the Revolving Period, the advance rate corresponding to the Diversity Score of the Loan Assets included in the Collateral as of such date, as set forth below and (ii) thereafter, the Weighted Average Advance Rate as of such date:

Diversity Score	Maximum Portfolio Advance Rate
x ≤ 3.0	0%
3.0 < x ≤ 5.0	25%
5.0 < x ≤ 10.0	50%
x > 10.0	Weighted Average Advance Rate

"Measurement Date" means each of the following dates: (a) the Closing Date; (b) each Reporting Date occurring in a calendar month in which a Payment Date does not occur (a “Monthly Reporting Date”); (c) each Determination Date; (d) the last day of each Remittance Period; (e) the date as of which an Advance or reduction of the Advances Outstanding is requested; (f) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (g) the date of any Discretionary Sale described in Section 2.07(a); (h) the date as of which the Servicer obtains actual knowledge of a decrease in the Assigned Value of any Loan Asset if such knowledge is obtained prior to noon on such date or, otherwise, prior to noon on the next succeeding Business Day; (i) the last day of the Revolving Period; and (j) the date on which funds on deposit in the Principal Collection Subaccount are converted into another Eligible Currency pursuant to Section 2.17(f)(iii).

"Minimum Equity Amount" means~~, as of any date of determination, the greater of (a) $30,000,000 and (b~~ (a) as of any date of determination during the period commencing on the Third Amendment Effective Date and ending on the earlier to occur of (i) the closing date of the CLO Transaction and (ii) March 31, 2020, the greater of (A) $45,000,000 and (B) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets issued by each of the three (3) largest Obligors, as of such date of determination, and their respective Affiliates and (b) thereafter, as of any date of determination, the greater of (i) $30,000,000 and (ii) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets issued by each of the three (3) largest Obligors, as of such date of determination, and their respective Affiliates.

"Minimum Utilization" means (a) during the Ramp-Up Period, 0% (b) after the Ramp-Up Period but prior to the end of the Revolving Period, 65% of the Facility Amount, and (c) thereafter, 0%.

“Monthly Determination Date” means, with respect to each Monthly Reporting Date, the 10th Business Day preceding such Monthly Reporting Date.

"Moody's" means Moody's Investors Service, Inc. (or its successors in interest).

"Morgan Stanley" means Morgan Stanley Bank, N.A., and its successors and assigns.

the terms of this Agreement (but not including the proceeds of any liquidations, sales, dispositions or securitizations of Non-Levered Loan Assets that the Servicer directs to be deposited into the Contribution Account).

"Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

"Proceeds" means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

"Purchase and Sale Agreement" means, individually or collectively as the context requires, (a) the Originator Purchase and Sale Agreement and (b) each Securitization Subsidiary Purchase and Sale Agreement.

"Purchase Price" means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid by a Loan Party in the applicable Eligible Currency for such Loan Asset; provided that if the actual price paid by such Loan Party for such Loan Asset (i) is greater than or equal to 97% of par and such Loan Party purchased such Loan Asset within three months of the origination of such Loan Asset or (ii) exceeds 100% of par, in each case, the Purchase Price shall be deemed to be 100%.

"Ramp-Up Period" means (i) the periods beginning on (a) the Closing Date and (b) the closing date of each Existing Golub BDC CLO approved in writing by the Administrative Agent in its sole discretion and, in each case, ending on the earlier to occur of (x) the four-month anniversary thereof and (~~b~~y) ~~and~~ the first date thereafter on which the Borrowing Base on such date equals the Facility Amount and (ii) the period beginning on (a) the Third Amendment Effective Date and ending on (b) the earlier to occur of (x) November 15, 2019 and (y) the first date thereafter on which the Borrowing Base on such date equals the Facility Amount.

"Recipient" means the Administrative Agent and any Lender, as applicable.

"Records" means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that a Loan Party, the Originator or the Servicer have generated, in which such Loan Party has acquired an interest pursuant to a Purchase and Sale Agreement or in which such Loan Party or the Originator have otherwise obtained an interest (excluding, for the avoidance of doubt, any investment committee memorandums or related material utilized by any of the Originator, the Servicer or such Loan Party in connection with the origination or acquisition of such Loan Asset).

“Recurring Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset; provided that if there is no such term in the Underlying Instruments, revenue for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) for the most recent four fiscal quarter period for which financial statements have been delivered.

"Review Criteria" has the meaning assigned to that term in Section 11.02(b)(i).

"Revolving Loan" means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

"Revolving Period" means the period commencing on the Closing Date and ending on the earlier to occur of (a) the Commitment Termination Date and (b) the Facility Maturity Date.

"S&P" means Standard & Poor's Ratings Group, a Standard & Poor's Financial Services LLC business (or its successors in interest).

"Sanctions" means economic and trade sanctions administered or enforced by any of the following authorities: OFAC, the U.S. Department of State, the European Union, Her Majesty's Treasury (United Kingdom) or the United Nations Security Council.

“Screen Rate” means with respect to (a) Dollar Advances and GBP Advances, LIBOR, (b) with respect to Euro Advances, EURIBOR, (c) CAD Advances, CDOR and (d) AUD Advances, BBSW; provided that, upon and during the occurrence of a Currency Disruption Event, with respect to the Advances affected by such Currency Disruption Event, the applicable “Screen Rate” shall be the Designated Base Rate.

~~"Second Amendment Effective Date" means September 6, 2019.~~

"Second Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected Lien on substantially all of the Obligor's assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a "first lien" loan and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any "permitted liens" as defined in such Underlying Instrument, or such comparable term if "permitted liens" is not defined therein, (b) that, except for the express lien priority provisions under the documentation of the “first lien” lenders (including super priority facilities permitted thereunder, if any), is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset

"Structured Finance Obligation" means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

"Subsidiary" means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

"Substitute Eligible Loan Asset" means each Eligible Loan Asset Granted by a Loan Party to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(c)(ii).

"Synthetic Security" means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

"Target Portfolio Amount" means, $295,000,000; provided that, ~~(a)~~ during the period commencing on the ~~Second~~Third Amendment Effective Date and ending on the earlier to occur of (i) the closing date of the CLO Transaction and (ii) March 31, ~~2020~~2020, the Target Portfolio Amount shall be $~~442,500,000 and (b) thereafter, shall be $295,000,000~~730,000,000.

"Tax Expense Cap" means, for any Payment Date, a per annum amount equal to $50,000.

"Taxes" means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

"Termination/Reduction Notice" means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

"Third Amendment Effective Date" means October 11, 2019.

"Total Leverage Ratio" means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any period, the meaning of "Total Leverage Ratio" or any comparable term in the Underlying Instruments for each Loan Asset (subject to the exclusions in the definition of Indebtedness), and in any case that "Total Leverage Ratio" or such comparable term is not defined in such Underlying Instruments, the ratio of (a) Indebtedness less Unrestricted Cash, to (b) EBITDA, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

"Transaction Documents" means this Agreement, any Assignment and Acceptance, each Purchase and Sale Agreement, each Control Agreement, each Securitization Subsidiary Joinder,

Section 2.21               Incremental Facilities.

(a)               The Borrower may, by written notice to the Administrative Agent and each Lender, elect to request, prior to the last day of the Revolving Period, an increase to the existing Commitments (any such increase, the “New Commitments”) by an amount with the consent of the Administrative Agent and each Lender whose Commitment is being increased thereby in their respective sole discretion and subject to any internal approvals, which would increase the Facility Amount to an amount greater than $~~300,000,000~~500,000,000. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective and approved in writing by the Administrative Agent and (ii) the identity of each Lender or other Person (each, an “Increasing Lender”) to whom the Borrower proposes any portion of such New Commitments be allocated and the amounts of such allocations (if then known). Such New Commitments shall become effective as of such Increased Amount Date; provided that (A) no Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (B) the New Commitments shall be effected pursuant to an Assignment and Acceptance for each existing Lender or one or more Joinder Supplements for any new Lender executed and delivered by the Borrower, such new Lender and the Administrative Agent, and each of which shall be recorded in the Register; (C) the Borrower shall pay any applicable Breakage Fees in connection with the New Commitments and shall pay any other required fees in connection with the New Commitments; (D) the Borrower shall deliver or cause to be delivered any legal opinions or other customary closing documents (substantially consistent with the documents set forth in Section 3.01) reasonably requested by Administrative Agent or an Increasing Lender in connection with any such transaction; and (E) the effectiveness of any allocation of New Commitments to a non-Lender shall be subject to the prior written consent of the Administrative Agent.

(b)               On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Advances Outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances will be held by existing Lenders and Increasing Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Commitments, (ii) each New Commitment shall be deemed, for all purposes, a Commitment and each Advance made thereunder (a “New Advance”) shall be deemed, for all purposes, an Advance and (iii) each new Lender shall become a Lender with respect to the Commitments and all matters relating thereto.

(c)               The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New Commitments and the Increasing Lenders and (ii) in the case of each notice to any Lender, the respective interests in such Lender’s Advances, in each case subject to the assignments contemplated by this Section 2.21.

The terms and provisions of the New Advances shall be identical to the Advances. Each Assignment and Acceptance or each Joinder Supplement, as applicable, may, without the consent

ANNEX A

Lender	Commitment
Morgan Stanley Bank, N.A.	$~~300,000,000~~500,000,000

Annex A-1